EX-33.2
(logo) Bank of America

Bank of America
475 CrossPoint Parkway
PO Box 9000
Getzville, NY 14068-9000


Certification Regarding Compliance with Applicable Servicing Criteria

1. BANK OF AMERICA, N.A. is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include domestic asset-backed securities transactions for which BANK OF AMERICA, N.A. acted as servicer involving residential mortgage loans, other than government sponsored entities, or transactions that do not have scheduled interest and/or scheduled principal remittance schedules as outlined in their respective transaction agreements, with the exception of certain private whole loan transactions. (the "Platform");

2. BANK OF AMERICA, N.A. has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and BANK OF AMERICA, N.A. elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, BANK OF AMERICA, N.A. used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to BANK OF AMERICA, N.A. based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. BANK OF AMERICA, N.A. has complied, in all respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. BANK OF AMERICA, N.A. has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7. BANK OF AMERICA, N.A. has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on BANK OF AMERICA, N.A.'s assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 29, 2008


BANK OF AMERICA, N.A.

By /s/ H. Randall Chestnut
Name: H. Randall Chestnut
Title: Senior Vice President


(page)


APPENDIX A



                                                                                                        INAPPLICABLE
                                                                      APPLICABLE                         SERVICING
                              SERVICING CRITERIA                   SERVICING CRITERIA                    CRITERIA
                                                                                                                      NOT
                                                                                                Performed by      performed by
                                                                               Performed by     subservicer(s)      Bank of

                                                                 Vendor(s) or
                                                                 vendor(s)
                                                                 America, N.A.
                                                                 Performed for
                                                                 which for which
                                                                 or by
                                                                  Directly       Bank of          Bank of         subservicer(s)
                                                                    by           America,       America N.A.      or vendor(s)
                                                                  Bank of      N.A. is the       is NOT the        retained by
                                                                  America,      Responsible      Responsible        Bank of
Reference                        Criteria                          N.A.           Party            Party          America, N.A.


                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted            X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities X are outsourced to
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance with
                   such servicing activities.


1122(d)(1)(iii)    Any requirements in the transaction                                                                    X
                   agreements to maintain a back-up servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                    X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.




                                                                                                        INAPPLICABLE
                                                                      APPLICABLE                         SERVICING
                              SERVICING CRITERIA                   SERVICING CRITERIA                    CRITERIA
                                                                                                                      NOT
                                                                                                Performed by      performed by
                                                                               Performed by     subservicer(s)      Bank of

                                                                 Vendor(s) or
                                                                 vendor(s)
                                                                 America, N.A.
                                                                 Performed for
                                                                 which for which
                                                                 or by
                                                                  Directly       Bank of          Bank of         subservicer(s)
                                                                    by           America,       America N.A.      or vendor(s)
                                                                  Bank of      N.A. is the       is NOT the        retained by
                                                                  America,      Responsible      Responsible        Bank of
Reference                        Criteria                          N.A.           Party            Party          America, N.A.

                   Cash Collection and Administration

1122(d)(2)(i)      Payments on mortgage loans are deposited          X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on           X^i          X^ii
                   behalf of an obligor or to investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees X regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                      X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at           X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as X to prevent
                   unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a                 X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations: (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.




                                                                                                        INAPPLICABLE
                                                                      APPLICABLE                         SERVICING
                              SERVICING CRITERIA                   SERVICING CRITERIA                    CRITERIA
                                                                                                                      NOT
                                                                                                Performed by      performed by
                                                                               Performed by     subservicer(s)      Bank of

                                                                 Vendor(s) or
                                                                 vendor(s)
                                                                 America, N.A.
                                                                 Performed for
                                                                 which for which
                                                                 or by
                                                                  Directly       Bank of          Bank of         subservicer(s)
                                                                    by           America,       America N.A.      or vendor(s)
                                                                  Bank of      N.A. is the       is NOT the        retained by
                                                                  America,      Responsible      Responsible        Bank of
Reference                        Criteria                          N.A.           Party            Party          America, N.A.



                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those             X^iii
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated            X^iv
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are X posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the             X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.




                                                                                                        INAPPLICABLE
                                                                      APPLICABLE                         SERVICING
                              SERVICING CRITERIA                   SERVICING CRITERIA                    CRITERIA
                                                                                                                      NOT
                                                                                                Performed by      performed by
                                                                               Performed by     subservicer(s)      Bank of

                                                                 Vendor(s) or
                                                                 vendor(s)
                                                                 America, N.A.
                                                                 Performed for
                                                                 which for which
                                                                 or by
                                                                  Directly       Bank of          Bank of         subservicer(s)
                                                                    by           America,       America N.A.      or vendor(s)
                                                                  Bank of      N.A. is the       is NOT the        retained by
                                                                  America,      Responsible      Responsible        Bank of
Reference                        Criteria                          N.A.           Party            Party          America, N.A.



                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans X is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are          X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals, or X substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any          X^v          X^vi
                   payoffs, made in accordance with related
                   mortgage loan documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest, or
                   other items (e.g., escrow) in accordance
                   with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the              X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or              X
                   status of an obligor's mortgage loans (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions               X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted, and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts            X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters, and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates X of return for
                   mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for             X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loan, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor             X^vii         X^viii
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                     X^ix          X^x
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                X^xi          X^xii
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and X uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                 X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.




i Bank of America, N.A. under criterion 1122 (d) (2) (ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors for their disbursements except for specific, limited instances where the tax monitoring vendors make disbursements on behalf of an obligor.

ii Under criterion 1122 (d) (2) (ii), in specific, limited instances where the tax monitoring vendors make disbursements on behalf of an obligor.

iii Criterion under 1122 (d) (3) (i) (b) are performed either by Bank of America, N.A. or another participant in the servicing function as described in the transaction agreements. Criterion under 1122 (d) (3) (i) (a), (c) and (d) are performed by another party participating in the servicing function as described in the transaction agreements.

iv Under criterion 1122 (d) (3) (ii) remittances may be made either directly to the investor by Bank of America, N.A. or another participant in the servicing function as described in the transaction agreements. Another party participating in the servicing function is responsible for allocations and distribution priorities as described in the transaction agreements.

v Bank of America, N.A. performs the entire criterion 1122 (d) (4) (iv) except for the lockbox function, which is a specific, limited activity performed by a vendor.

vi A vendor performs only the lockbox function for criterion 1122 (d) (4) (iv).

vii Bank of America, N.A. performs all of the functions under criterion 1122(d)
(4) (xi) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

viii A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122 (d) (4) (xi).

ix Bank of America, N.A. performs all of the functions under criterion 1122 (d)
(4) (xii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

x A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122(d) (4) (xii).

xi Bank of America, N.A. performs all of the functions under criterion 1122(d)
(4) (xiii) except for specific, limited tax and insurance monitoring and disbursement activity performed by vendors.

xii A vendor performs specific, limited tax and insurance monitoring and disbursement functions for criterion 1122(d) (4) (xiii).
